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                                                                   Exhibit 23.07




                   [BLAKE, CASSELS & GRAYDON LLP LETTERHEAD]

[BLAKE, CASSELS & GRAYDON LLP LOGO]

December 19, 2001



PRI AUTOMATION, INC.
805 Middlesex Turnpike
Billerica, Massachusetts  01821


Ladies and Gentlemen:

      Reference is made to the information set forth under the heading "Material Canadian Federal Income Tax Considerations" (the "Canadian Federal Income Tax Summary") contained in the Registration Statement on Form S-4 (the "Registration Statement"), filed by Brooks Automation, Inc. (the "Company"), with the Securities and Exchange Commission (the "SEC") on the date hereof, for the purpose of registering shares of common stock, par value $.01 per share, of the Company.

      We have aided in the preparation of certain portions of the Registration Statement, including in particular the Canadian Federal Income Tax Summary. We hereby confirm that, as of the date hereof, and relying in part in a certificate of an officer of PRI Automation, Inc. as to certain factual matters, the Canadian Federal Income Tax Summary is an accurate summary of the matters addressed therein, subject to the limitations and qualifications set out therein.

      This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We consent to the use of our name in the Canadian Federal Income Tax Summary and under the heading "Legal Matters" and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In
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[BLAKE, CASSELS & GRAYDON LLP LOGO]

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giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

                                    Yours very truly,

                                    /s/ Blake, Cassels & Graydon LLP
                                    --------------------------------
                                    Blake, Cassels & Graydon LLP
c:    Alan Brown